As filed with the Securities and Exchange Commission on June 23, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUEST SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

California	33-0231678
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8001 Irvine Center Drive

Irvine, CA 92618

(Address of principal executive offices) (Zip Code)

1999 STOCK INCENTIVE PLAN

(Full title of the Plan)

J. Michael Vaughn

General Counsel and Secretary

Quest Software, Inc.

8001 Irvine Center Drive

Irvine, CA 92618

(Name and address of agent for service)

(949) 754-8000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value	5,000,000 Shares	$12.85	$64,250,000	$8,141

(1)	Represents shares issuable pursuant to the Registrant’s 1999 Stock Incentive Plan (the “Plan”). An aggregate of (i) 14,986,800 shares of Common Stock available for issuance under the Plan were registered on November 22, 1999 (Registration No. 333-91429); (ii) 2,513,200 shares of Common Stock available for issuance under the Plan were registered on May 26, 2000 (Registration No. 333-38002); and 6,000,000 shares of Common Stock available for issuance under the Plan were registered on July 15, 2003 (Registration No. 333-107045). This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.
(2)	Estimated, solely for purposes of calculating the registration fee, pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Registrant’s Common Stock on June 17, 2004 (which was $12.85), as reported by the Nasdaq National Market.

PART II

Information Required in the Registration Statement

In accordance with Section E of the General Instructions to Form S-8, Quest Software, Inc. (the “Registrant”) hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission relating to the Plan (Registration Nos. 333-91429, 333-38002 and 333-107045).

Item 8. Exhibits

Exhibit Number	Exhibit

5	Opinion of General Counsel

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of General Counsel (included in Exhibit 5)

24	Power of Attorney (included on the signature page)

99.1	Registrant’s 1999 Stock Incentive Plan, as amended

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on this 23rd day of June, 2004.

QUEST SOFTWARE, INC.

By:	/s/ M. BRINKLEY MORSE
M. Brinkley Morse,
Vice President, Finance and Operations and Chief Financial Officer

POWER OF ATTORNEY

The undersigned officers and directors of Quest Software, Inc., a California corporation, do hereby constitute and appoint Vincent C. Smith and M. Brinkley Morse, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VINCENT C. SMITH Vincent C. Smith	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	June 23, 2004

/s/ M. BRINKLEY MORSE M. Brinkley Morse	Vice President, Finance and Operations (Principal Financial Officer) and Chief Financial Officer	June 23, 2004

/s/ KEVIN E. BROOKS Kevin E. Brooks	Vice President, Corporate Controller (Principal Accounting Officer)	June 23, 2004

/s/ DORAN G. MACHIN Doran G. Machin	Director	June 23, 2004

/s/ JERRY MURDOCK, JR. Jerry Murdock, Jr.	Director	June 23, 2004

/s/ RAYMOND J. LANE Raymond J. Lane	Director	June 23, 2004

/s/ AUGUSTINE L. NIETO II Augustine L. Nieto II	Director	June 23, 2004

/s/ KEVIN M. KLAUSMEYER Kevin M. Klausmeyer	Director	June 23, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit

5	Opinion of General Counsel

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of General Counsel (included in Exhibit 5)

24	Power of Attorney (included on the signature page)

99.1	Registrant’s 1999 Stock Incentive Plan, as amended